UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported)   July 15, 2004

      CENTRAL VERMONT PUBLIC SERVICE CORPORATION
(Exact name of registrant as specified in its charter)

Vermont (State of other jurisdiction of incorporation)	1-8222 (Commission File Number)	03-0111290 (IRS Employer Identification No.)

       77 Grove Street, Rutland, Vermont               05701

(Address of principal executive offices)          (Zip Code)

Registrant's telephone number, including area code (802) 773-2711

                                      N/A
(Former name or former address, if changed since last report)

Item 5.   Other Events and Regulation FD Disclosure.

      CVPS response to board order includes rate increase request

RUTLAND -- Prompted by a state inquiry into the possibility of lowering electric rates, and increased expenses primarily related to reliability and customer service quality, Central Vermont Public Service today filed for a 5 percent rate increase effective in April 2005.

"The company has worked hard to drive out costs and improve efficiency through the Right Way to Work, which is our employee-driven management system designed to increase productivity while controlling expenses," the company said in a letter to the Public Service Board.  "In fact, we intended to delay any rate increase request for as long as possible, with a goal of holding rates flat until 2006.  Absent the board's rate investigation in Docket 6946, and the risk of an order that would reduce rates below the ongoing cost of service, the company would not be filing for a rate adjustment today."

Thanks to extensive cost controls and the Right Way to Work program, in the past five years, CVPS has had just one rate increase, 3.95 percent, on July 1, 2001.  The Consumer Price Index has risen about 10 percent, and the CPI for energy 28 percent in that time.

Any increase approved by the board would take effect April 1, 2005.

CVPS spokesman Steve Costello said that unlike past rate cases, when power costs were the primary drivers, reliability and customer service costs are keys in this case.

CVPS has limited its power costs through the sale of Vermont Yankee, negotiations with Independent Power Producers and close attention to power sales and purchases, but those savings have been more than offset by increases in other expenses.

"We've also reduced many other expenses through the Right Way to Work, but the costs to provide the high level of service our customers have come to expect continue to rise," Costello said.

"This request is driven by our commitment to reliability and customers' expectations about service quality," Costello said. "Despite our rural service territory, our average customer is without service less than three hours per year, and to maintain that level of service, we need to continue making key investments in clearing trees, rebuilding lines and improving facilities.  These expenses are critical to our ability to meet customers' expectations and service quality standards approved by the board."

Cost-of-living increases, salaries, medical and pension costs, and across-the-board inflationary pressures are also significant factors.  Many of those costs are tied directly to reliability and customer service, Costello said.

"As just one example, we've got 10 operations people, including three line workers, who are expected to retire in the near future.  It takes four years to fully train a line worker, and three years to train most other operations staff," Costello said.  "We are making those investments now so we can ensure reliable service after these workers retire.  We need top-quality people to fill holes left by top-quality retirees."

Forward-Looking Statements Statements contained in this report that are not historical fact are forward-looking statements intended to qualify for the safe-harbors from liability established by the Private Securities Reform Act of 1995. Statements made that are not historical facts are forward-looking and, accordingly, involve estimates, assumptions, risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements.

SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CENTRAL VERMONT PUBLIC SERVICE CORPORATION

By	/s/ Dale A. Rocheleau Dale A. Rocheleau, Senior Vice President for Legal and Public Affairs, and Corporate Secretary

July 15, 2004